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                                                                    EXHIBIT 10.1

                                    GUARANTY

      This GUARANTY, made as of this 18th day of April 2005, by Phoenix Footwear Group, Inc., a Delaware corporation ("GUARANTOR") in favor of Chambers Belt Company, an Arizona corporation (the "SELLER").

      WHEREAS, Chambers Delaware Acquisition Company ("BUYER"), which is a wholly-owned subsidiary of Guarantor, Seller, the stockholders of Seller (collectively, the "STOCKHOLDERS") and Charles Stewart, as Seller's Agent, have entered into an Asset Purchase Agreement dated as of April 18, 2005 (the "ASSET PURCHASE AGREEMENT") which contemplates Buyer acquiring certain of Seller's tangible and intangible assets as set forth in Section 2.01 of the Asset Purchase Agreement; and

      WHEREAS, in consideration of and to induce Seller to enter into the Asset Purchase Agreement, Guarantor is willing to execute and deliver this Guaranty to guaranty on the terms and conditions herein the performance, when due, of Buyer's obligations to Seller under the Asset Purchase Agreement;

      NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an essential inducement to Seller to execute and deliver the Asset Purchase Agreement and perform its obligations thereunder the, Guarantor hereby agrees as follows:

      1. GUARANTY. Guarantor unconditionally, absolutely and irrevocably guarantees, and promises to and for the benefit of Seller, the performance of the obligations of Buyer under the Asset Purchase Agreement and the Ancillary Agreements, subject in all cases to such limitations

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to those obligations set forth in the Asset Purchase Agreement and the Ancillary
Agreement, as the case may be, and paragraphs 3 and 4 below (the "GUARANTEED OBLIGATIONS").

      2. NO DISCHARGE UPON BANKRUPTCY. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time performance of all or any part of the Guaranteed Obligations is rescinded, or must otherwise be restored or returned by Seller, upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, all as though such performance had not been made. Notwithstanding any modification, discharge or extension of the Guaranteed Obligations or any amendment, modification, stay or cure of Seller's rights which may occur in any bankruptcy or reorganization case or proceeding concerning Buyer, whether permanent or temporary, and whether or not assented to by Seller, Guarantor shall be obligated hereunder to perform the Guaranteed Obligations and this Guaranty as they were in effect on the date hereof.

      3. DEFENSES TO GUARANTEED OBLIGATIONS. Guarantor shall be entitled to assert all defenses to the Guaranteed Obligations which Buyer may have thereto whatsoever.

      4. AMENDMENTS TO ASSET PURCHASE AGREEMENT. Guarantor authorizes Buyer, without notice, demand or consideration and without affecting Guarantor's liability hereunder, from time to time, to amend, change, release or cancel any of the provisions of the Asset Purchase Agreement in writing at any time, provided that such written instrument is executed by an officer of Buyer and approved by an officer of Guarantor.

      5. WAIVER OF ACCEPTANCE, PRESENTMENTS AND NOTICES. Guarantor expressly waives (i) any notice of acceptance of this Guaranty, (ii) all notices of the creation, existence, or incurring of new or additional obligations by Buyer to Seller, (iii) presentment, demand, notice of dishonor, and protest and any defense arising by reason of any cessation from any cause

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whatsoever of the liability of Buyer except payment and any defenses which may be available to Buyer; (iv) all diligence in collection and enforcement of, protection of, or realization upon, any or all of the Guaranteed Obligations, or the rights and remedies of Seller at law, in equity or otherwise; (v) any and all rights and benefits under any statutes or rules now or hereafter in effect that purport to confer specific rights upon, or make specific procedures or defenses available to, guarantors or sureties; and (vi) any rights Guarantor may have to require Seller to proceed against Buyer or against any third party obligor of the Guaranteed Obligations or any assets that secure the Guaranteed Obligations, or to pursue any other remedy. Without limiting the foregoing, Guarantor acknowledges that Seller shall have no obligation to provide to Guarantor any information of the type described in this paragraph regardless of what, if any, such information Buyer may from time to time have in its possession, and that under no circumstances shall Guarantor assert any claim, defense, offset or credit resulting from Guarantor's not having been provided with any such information.

      6. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF GUARANTOR.

            (a) The Guarantor acknowledges that the giving of this Guaranty is a material condition precedent to Seller executing, delivering and performing it's obligations under the Asset Purchase Agreement, and that Guarantor expects to derive material financial advantages or other benefits commensurate in value to the obligations and liabilities being undertaken by Guarantor under the terms of this Guaranty.

            (b) The Guarantor hereby covenants, represents and warrants to the Seller that: it has duly executed this Guaranty and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms; and there is no litigation, arbitration proceeding, governmental investigation, citation or action of any

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kind pending or, to the knowledge of the Guarantor, proposed or threatened against the Guarantor or relating to the business, assets or properties of the Guarantor which, if adversely determined, would materially and adversely affect the ability of the Guarantor to perform its obligations hereunder.

      7. MISCELLANEOUS PROVISIONS.

            (a) This Guaranty shall be binding upon the Guarantor and its successors and assigns. This Guaranty is intended for and shall inure to the benefit of Seller and its successors and permitted assigns with respect to the Guaranteed Obligations.

            (b) This Guaranty constitutes the entire agreement of Guarantor in favor of the Seller and it may not be amended or modified except by a written instrument executed by Guarantor and Seller.

            (c) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. This Guaranty may only be enforced in a court located in the State of Delaware.

            (d) If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

            (e) Time is of the essence with regard to each and every provision of this Guaranty.

            (f) This Guaranty is not revocable by Guarantor.

            (g) All sums payable by Guarantor hereunder shall be paid in lawful money of the United States of America, in funds immediately available to Seller.

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      IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first written above.

                                      PHOENIX FOOTWEAR GROUP, INC.

                                      By: /s/ James R. Riedman
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                                      Name: James R. Riedman
                                      Title: Chairman

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